UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K/A

AMENDMENT NO. 1

TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 2, 2002

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

8029 Corporate Drive, Baltimore, Maryland 21236
(Address of principal executive offices)

Delaware	0-20634	52-1287752
(State or Other Jurisdiction	(Commission	(IRS
Employer of Incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: (410) 931-7500

(Former Name or Former Address, if Changed Since Last Report)

Item 2.                    Acquisition or Disposition of Assets.

On January 17, 2002, SafeNet, Inc., a Delaware corporation (“SafeNet”), filed a Current Report on Form 8-K with the Securities and Exchange Commission with respect to its acquisition of Pijnenburg Securealink, Inc., a Delaware corporation (“Pijnenburg”), in accordance with the Agreement and Plan of Reorganization dated December 14, 2001 by and among SafeNet, PBSL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet, Pijnenburg and certain other parties.  This amended Current Report on Form 8-K is filed to include the financial information listed in Item 7 relating to the acquisition.

Item 7.                    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

i.                                          Independent Auditor’s Report

ii.                                       Pijnenburg Securealink, Inc.’s consolidated financial statements as of December 31, 2001 and for the year then ended.

(b)           Pro Forma Financial Information.

i.                                          SafeNet Inc.’s Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2001.

ii.                                       SafeNet Inc.’s Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2001.

iii.                                    Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(c)           Exhibits

2.1                             Agreement and Plan of Reorganization dated December 14, 2001 by and among SafeNet, Inc., PBSL Acquisition Corp., Pijnenburg Securealink, Inc. and certain other parties.*

23.1         Consent of Ernst & Young Accountants

99.1                           Press Release.*

99.2                           Consolidated financial statements of Pijnenburg Securealink, Inc. as of December 31, 2001 and for the year then ended.

99.3                           Pro forma condensed combined financial statements of SafeNet, Inc. as of December 31, 2001 and for the year then ended.

*              Previously filed

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

		By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

Date:	March 18, 2002

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization dated December 14, 2001 by and among SafeNet, Inc., PBSL Acquisition Corp., Pijnenburg Securealink, Inc. and certain other parties.*

23.1	Consent of Ernst & Young Accountants

99.1	Press Release*

99.2	Consolidated financial statements of Pijnenburg Securealink, Inc. as of December 31, 2001 and for the year then ended

99.3	Pro forma condensed combined financial statements of SafeNet, Inc. as of December 31, 2001 and for the year then ended

*              Previously filed